--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                              -----------------------

                                    FORM 8-K/A-1

                              -----------------------

                                   CURRENT REPORT
       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):     October 15, 1998
                                                 -------------------------------


                                 LITHIA MOTORS, INC.
               (Exact name of registrant as specified in its charter)


                 OREGON                                          93-0572810
(State or other jurisdiction of incorporation                 (I.R.S. Employer
             or organization)                                Identification No.)

   360 E. JACKSON STREET, MEDFORD, OREGON                          97501
  (Address of principal executive offices)                       (Zip Code)

        Registrant's telephone number, including area code:  (541) 776-6899


        (Former name or former address, if changed since last report): N/A





--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             LITHIA MOTORS, INC.
                                  FORM 8-K
                                    INDEX


Item      Description                                                       Page
----      -----------                                                       ----
Item 2.   Acquisition or Disposition of Assets                               2

Item 7.   Financial Statements and Exhibits                                  2

          Signatures                                                         3

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

(a) On October 15, 1998, Lithia Motors, Inc. (the "Company"), acquired the inventories, operating assets and intangible assets and assumed all liabilities of Camp Automotive, Inc. ("Camp Automotive") in Spokane, Washington, pursuant to an Agreement for Purchase and Sale of Business
     Assets (the "Agreement") dated August 1, 1998.   Pursuant to the Agreement,
     the total purchase price was approximately $11.0 million, consisting of $8.0 million in cash, $4.0 million from the Company's existing cash balances and $4.0 million from the Company's lease revolver line of credit, and a $3.033 million note to the seller. The Company is leasing the land and facilities from the seller.

     There was no previous relationship between the Company and Camp Automotive, nor any of the Company's and Camp Automotive's affiliates, officers or directors.

(b) The Company acquired vehicle and parts and supplies inventories, as well as other assets used in the business of vehicle sales, service and support. The Company intends to utilize the purchased assets in the same capacity.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

(a)  FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED

     Financial statements for Camp Automotive are included herein beginning on page F-1.

(b)  PRO FORMA FINANCIAL INFORMATION

     Pro forma financial information for Camp Automotive is included herein beginning on page PF-1.

(c)  EXHIBITS

     The exhibits filed as a part of this report are listed below and this list constitutes the exhibit index.

     2.1 Agreement for Purchase and Sale of Business Assets, by and between Phil S. Camp, Jerry W. Camp, Jr., Julie A. Camp McKay, Chris E. Camp, Travis W. Camp, Carter B. Camp and Camp Automotive, Inc. and the Company, dated August 1, 1998, previously filed as Exhibit 2.1 to the Company's Form 8-K dated October 15, 1998 and as filed with the Securities and Exchange Commission on October 28, 1998.
     23   Consent of Moss Adams LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:   December 28, 1998           LITHIA MOTORS, INC.


                                    By /s/ SIDNEY B. DEBOER
                                       --------------------
                                    Sidney B. DeBoer
                                    Chairman of the Board,
                                    Chief Executive Officer and Secretary
                                    (Principal Executive Officer)


                                    By /s/ BRIAN R. NEILL
                                       ------------------
                                    Brian R. Neill
                                    Senior Vice President and
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

                              CAMP AUTOMOTIVE, INC.

                          INDEPENDENT AUDITOR'S REPORT

                                       AND

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1997

                                                                       CONTENTS
--------------------------------------------------------------------------------



                                                                        Page

INDEPENDENT AUDITOR'S REPORT                                             F-1

FINANCIAL STATEMENTS

      Balance sheets                                                  F-2 - F-3
      Statements of income                                               F-4
      Statements of changes in stockholders' equity                      F-5
      Statements of cash flows                                        F-6 - F-7
      Notes to financial statements                                   F-8 - F-18

SUPPLEMENTAL INFORMATION
      Schedules of selling, general and administrative expenses          F-19

MOSS ADAMS LLP
--------------------------------------------------------------------------------
CERTIFIED PUBLIC ACCOUNTANTS


INDEPENDENT AUDITOR'S REPORT

Board of Directors
Camp Automotive, Inc.

We have audited the accompanying balance sheet of Camp Automotive, Inc. as of December 31, 1997, and the related statements of income, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Camp Automotive, Inc., as of December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules of selling, general and administrative expenses on page 19 are presented for purposes of additional analysis and are not a required part of the basic financial statements. The 1997 information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Moss Adams LLP

September 24, 1998
Medford, Oregon


A member of
[LOGO]

An association of independent
accounting firms throughout the world.


--------------------------------------------------------------------------------
                                                                             F-1

CAMP AUTOMOTIVE, INC.
BALANCE SHEETS
--------------------------------------------------------------------------------


                                          ASSETS

                                                 December 31,          September 30,
                                                                ---------------------------
                                                    1997            1998           1997
                                                 ------------   ------------   ------------
                                                                         Unaudited
                                                                ---------------------------
CURRENT ASSETS
  Cash                                           $    24,126    $ 1,581,791    $   195,083
  Receivables                                      1,997,384      2,855,785      3,185,876
  Receivables from stockholders
     and affiliated company                           56,977              -              -
  Current portion of installment notes
     receivable, less allowance for
     doubtful accounts                             1,522,280      1,668,628      1,437,830
  Inventories                                     16,632,756     10,353,250     14,775,025
  Current portion of net investment in
     sales-type leases                             2,959,610      2,799,644      3,196,663
  Prepaid expenses                                   138,789         91,555        127,269
                                                 -----------    -----------    -----------

                                                  23,331,922     19,350,653     22,917,746
                                                 -----------    -----------    -----------

PROPERTY AND EQUIPMENT                             5,218,914      4,468,632      5,373,965
                                                 -----------    -----------    -----------

OTHER ASSETS
  Installment notes receivable, less current
     portion and allowance for
     doubtful accounts                             4,821,729      5,283,990      4,553,128
  Net investment in sales-type leases,
     less current portion                          7,015,701      7,496,779      6,813,878
  Other notes receivable                             100,202        221,514        194,892
  Other assets                                       750,149        778,550        676,225
                                                 -----------    -----------    -----------

                                                  12,687,781     13,780,833     12,238,123
                                                 -----------    -----------    -----------


                                                 $41,238,617    $37,600,118    $40,529,834
                                                 -----------    -----------    -----------
                                                 -----------    -----------    -----------

--------------------------------------------------------------------------------

                                                           CAMP AUTOMOTIVE, INC.
                                                                  BALANCE SHEETS
--------------------------------------------------------------------------------


                           LIABILITIES AND STOCKHOLDERS' EQUITY

                                                 December 31,          September 30,
                                                                ---------------------------
                                                    1997            1998           1997
                                                 ------------   ------------   ------------
                                                                         Unaudited
                                                                ---------------------------
CURRENT LIABILITIES
  Cash overdraft                                 $         -    $         -    $   211,863
  Flooring notes payable                          11,698,838      8,574,358     11,425,747
  Special finance notes payable                    5,332,833      5,973,667      4,876,705
  Accounts payable                                   913,207        766,150        868,923
  Customer deposits                                  737,357        137,956        304,975
  Accrued expenses                                   707,094        904,313        888,680
  Taxes, other than income taxes                     362,934        404,216        469,640
  Notes payable to stockholders and
     related parties                                 841,156        479,359        755,895
  Current portion of long-term debt                3,091,087      2,302,957      2,999,904
                                                 -----------    -----------    -----------
                                                  23,684,506     19,542,976     22,802,332
                                                 -----------    -----------    -----------

LONG-TERM DEBT,
  less current portion                             7,166,181      6,681,600      6,572,464
                                                 -----------    -----------    -----------

ALLOWANCE FOR REPOSSESSION
  LOSSES                                             150,000        150,000        200,000
                                                 -----------    -----------    -----------

STOCKHOLDERS' EQUITY
  Common stock:
     Class A, voting; $1 par value;
     authorized, 5,000 shares; issued
     and outstanding, 1,899 shares                     1,899          1,899          1,899
  Class B, nonvoting, $1 par value;
     authorized 50,000 shares; issued
     and outstanding, 29,169 shares                   29,169         29,169         29,169
  Additional paid-in capital                         161,881        161,881        161,881
  Retained earnings                               10,044,981     11,032,593     10,762,089
                                                 -----------    -----------    -----------
                                                  10,237,930     11,225,542     10,955,038
                                                 -----------    -----------    -----------
                                                 $41,238,617    $37,600,118    $40,529,834
                                                 -----------    -----------    -----------
                                                 -----------    -----------    -----------


See accompanying notes.                                                      F-3
--------------------------------------------------------------------------------

                                                         CAMP AUTOMOTIVE, INC.
                                                          STATEMENTS OF INCOME
------------------------------------------------------------------------------



                                                                                          Nine months ended
                                                            Year ended                       September 30,
                                                            December 31,        -----------------------------------------
                                                               1997                  1998                   1997
                                                         -------------------    ------------------    -------------------
                                                                                               Unaudited
                                                                                -----------------------------------------
SALES                                                          $ 87,812,136      $ 74,670,206            $ 74,493,151

COST OF SALES                                                    74,793,876        64,966,826              64,169,654
                                                         -------------------    ------------------    -------------------

GROSS PROFIT                                                     13,018,260         9,703,380              10,323,497
                                                         -------------------    ------------------    -------------------

OTHER OPERATING REVENUE
     Insurance commissions, other
         miscellaneous sales                                        279,524           111,637                 155,445
     Rental and lease vehicle income,
         net of expenses                                            952,821           629,512                 623,185
                                                         -------------------    ------------------    -------------------
                                                                  1,232,345           741,149                 778,630
                                                         -------------------    ------------------    -------------------
GROSS OPERATING PROFIT                                           14,250,605        10,444,529              11,102,127

SELLING, GENERAL AND
     ADMINISTRATIVE EXPENSES                                     12,085,727         8,821,407               8,972,944
                                                         -------------------    ------------------    -------------------
OPERATING INCOME                                                  2,164,878         1,623,122               2,129,183
                                                         -------------------    ------------------    -------------------

OTHER INCOME (EXPENSE)
     Finance income                                                 820,368           616,411                 784,444
     Interest expense                                              (765,407)         (574,830)               (563,618)
     Interest income                                                  2,033                18                     145
     Loss on repossessions                                         (154,105)          (92,486)                (50,754)
     Loss on disposal of leaseholds
         and equipment                                               (7,399)              -                       -
     Miscellaneous                                                   86,663            44,882                  74,181
                                                         -------------------    ------------------    -------------------
                                                                    (17,847)           (6,005)                244,398
                                                         -------------------    ------------------    -------------------
NET INCOME                                                      $ 2,147,031      $  1,617,117            $  2,373,581
                                                         -------------------    ------------------    -------------------
                                                         -------------------    ------------------    -------------------




See accompanying notes.                                                     F-4
-------------------------------------------------------------------------------

                                                           CAMP AUTOMOTIVE, INC.
                                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
-------------------------------------------------------------------------------


                                                                  Year ended December 31, 1997
                                    --------------------------------------------------------------------------------------
                                                  Common stock
                                    -----------------------------------------        Additional             Retained
                                         Class A                Class B           paid in capital           earnings
                                    -------------------    ------------------    -------------------    ------------------

Balance, January 1, 1997                       $ 1,899              $ 29,169              $ 161,881          $  9,056,227

Net income                                           -                     -                      -             2,147,031

Dividends                                            -                     -                      -            (1,158,277)
                                    -------------------    ------------------    -------------------    ------------------
Balance, December 31, 1997                     $ 1,899              $ 29,169              $ 161,881          $ 10,044,981
                                    -------------------    ------------------    -------------------    ------------------
                                    -------------------    ------------------    -------------------    ------------------



                                                       Nine months ended September 30, 1998 (unaudited)
                                    --------------------------------------------------------------------------------------
                                                  Common stock
                                    -----------------------------------------        Additional             Retained
                                         Class A                Class B           paid in capital           earnings
                                    -------------------    ------------------    -------------------    ------------------

Balance, January 1, 1998                       $ 1,899              $ 29,169              $ 161,881          $ 10,044,981

Net income                                           -                     -                      -             1,617,117

Dividends                                            -                     -                      -              (629,505)
                                    -------------------    ------------------    -------------------    ------------------
Balance, September 30, 1998                     $ 1,899              $ 29,169              $ 161,881          $ 11,032,593
                                    -------------------    ------------------    -------------------    ------------------
                                    -------------------    ------------------    -------------------    ------------------



                                                       Nine months ended September 30, 1997 (unaudited)
                                    --------------------------------------------------------------------------------------
                                                  Common stock
                                    -----------------------------------------        Additional             Retained
                                         Class A                Class B           paid in capital           earnings
                                    -------------------    ------------------    -------------------    ------------------

Balance, January 1, 1997                       $ 1,899              $ 29,169              $ 161,881          $  9,056,227

Net income                                           -                     -                      -             2,373,581

Dividends                                            -                     -                      -              (667,719)
                                    -------------------    ------------------    -------------------    ------------------
Balance, September 30, 1997                     $ 1,899              $ 29,169              $ 161,881          $ 10,762,089
                                    -------------------    ------------------    -------------------    ------------------
                                    -------------------    ------------------    -------------------    ------------------


See accompanying notes.                                                     F-5
-------------------------------------------------------------------------------

CAMP AUTOMOTIVE, INC.
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------


                                                 Year ended
                                                December 31,         Nine months ended September 30,
                                                                   ----------------------------------
                                                    1997                1998                1997
                                               -------------       ---------------    ---------------
                                                                                Unaudited
                                                                   ----------------------------------
CASH FLOWS FROM OPERATING
   ACTIVITIES
   Net income                                   $  2,147,031        $  1,617,117        $  2,373,581
   Noncash items
     Depreciation and amortization                 1,253,297             955,660             980,287
     Loss on repossessions                           154,105              92,486              50,754
     Gain on sale of lease vehicles                 (116,256)            (87,203)            (95,412)
     Loss on retirement of assets                      7,399                 -                 6,818
   Changes in:
     Trade receivables                               401,487            (858,401)           (787,005)
     Installment notes receivable                 (3,039,436)           (701,095)         (2,533,034)
     Inventories                                  (2,878,018)          6,279,506          (1,020,287)
     Prepaid expenses and other assets               (57,888)           (102,479)            (55,515)
     Net investment in sales-type leases          (1,606,075)           (321,112)         (1,641,305)
     Payables and accrued liabilities               (803,368)           (507,957)           (934,898)
     Flooring notes payable                        1,590,512          (3,124,480)          1,317,421
     Special finance notes payable                 2,304,162             640,834           1,848,034
                                               --------------      --------------      --------------
        Net cash from operating activities          (643,048)          3,882,876            (490,561)
                                               --------------      --------------      --------------

CASH FLOWS FROM INVESTING
   ACTIVITIES
   Purchase of property and equipment               (813,458)           (160,475)           (720,381)
   Proceeds from sale of other assets                 89,219              42,300              82,219
   Principal received on stockholder
     and affiliated company loans                    712,431              56,977             769,408
                                               --------------      --------------      --------------
        Net cash from investing activities           (11,808)            (61,198)            131,246
                                               --------------      --------------      --------------




F-6
--------------------------------------------------------------------------------

                                                           CAMP AUTOMOTIVE, INC.
                                            STATEMENTS OF CASH FLOWS (CONTINUED)
--------------------------------------------------------------------------------


                                                   Year ended
                                                  December 31,         Nine months ended September 30,
                                                                     ----------------------------------
                                                      1997                1998                1997
                                                 -------------       ---------------    ---------------
                                                                                  Unaudited
                                                                     ----------------------------------
CASH FLOWS FROM FINANCING
   ACTIVITIES
   Net change in cash overdraft                   $        -          $        -          $    211,863
   Proceeds of long-term debt                        2,074,514           1,860,565           1,106,990
   Dividends                                        (1,158,277)           (629,505)           (667,719)
   Principal advanced (paid) on loans from
     stockholders                                      (17,023)           (361,797)             24,795
   Principal payments on long-term debt               (381,282)         (3,133,276)           (282,581)
                                                 --------------      --------------      --------------
     Net cash from financing activities                517,932          (2,264,013)            393,348
                                                 --------------      --------------      --------------

INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS                                   (136,924)          1,557,665              34,033

CASH AND CASH EQUIVALENTS
   Beginning of period                                 161,050              24,126             161,050
                                                 --------------      --------------      --------------
   End of period                                  $     24,126        $  1,581,791        $    195,083
                                                 --------------      --------------      --------------
                                                 --------------      --------------      --------------




   Supplemental disclosure of cash expenditures

     Interest                                     $  1,263,856        $    905,667        $    922,287
                                                 --------------      --------------      --------------
                                                 --------------      --------------      --------------





   See accompanying notes.                                                   F-7
--------------------------------------------------------------------------------

                                                           CAMP AUTOMOTIVE, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

     NATURE OF BUSINESS - Camp Automotive, Inc. dba Camp
     Chevrolet-Subaru-BMW-Volvo (the "Company"), is a franchised automobile dealer in Spokane, Washington that sells, leases and services new and used vehicles.

     CASH AND CASH EQUIVALENTS - The Company maintains bank accounts at several financial institutions which are in excess of federally insured limits.

     For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

     ALLOWANCE FOR DOUBTFUL ACCOUNTS - The Company establishes an allowance for doubtful trade and lease receivables that approximates accounts more than 90 days past due. The in house contract and special finance receivables are established on a contract by contract basis.

     INVENTORIES - Inventories of new automobiles, new trucks and parts are stated at the lower of last-in, first-out (LIFO) cost or market. Used trucks and automobiles are priced at the lower of actual cost or current wholesale market. Other inventors are generally stated at the lower of first-in, first-out (FIFO) cost or market.

     PROPERTY AND EQUIPMENT AND DEPRECIATION - Property is stated at cost. The Company depreciates all new property, except the rental and lease equipment, by accelerated methods. Rental and lease vehicles and equipment are depreciated by the straight-line method.

     Vehicles purchased for lease are carried at cost, but not in excess of market value. Assets repossessed from leasees are carried at the lower of cost or fair market value at the time of repossession.

     Major additions and betterments are charged to the property and equipment accounts. Costs of maintenance and repairs which do not extend the life of the respective assets are expended currently.

     LEASED VEHICLES - The Company's leasing operations consist of the leasing of vehicles. The bulk of the Company's leases are classified as sales-type leases. The remaining leases are classified as operating leases. The leases have terms of up to seven years.

     INCOME TAXES - Effective January 1, 1987 the Company elected by unanimous consent of its stockholders to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay Federal corporate income tax on its taxable income. Instead, the stockholders are liable for individual Federal income tax on their respective shares of the Company's taxable income.


                                                                             F-8
--------------------------------------------------------------------------------

                                                           CAMP AUTOMOTIVE, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

     REVENUE RECOGNITION - Revenues from vehicle and parts sales and from service operations are recognized at the time the vehicle is delivered to the customer or service is completed.

     The Company arranges financing for its customers' vehicle purchases and arranges insurance in connection therewith. The Company receive a fee from the financial institution for arranging the financing and receives a commission for the sales of an insurance policy. The Company is charged back for a portion of this fee should the customer terminate the finance or insurance contract before its scheduled term or before specified dates under arrangements with such institutions. Finance income represents fees due to the Company from financial institutions for fees on contracts arranged to finance vehicle purchases.

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     ADVERTISING COSTS - Advertising costs are expensed as incurred and were $697,030 for the year ended December 31, 1997. Advertising expense for the nine months ended September 30, 1998 and 1997, were $571,348 (unaudited) and $516,747 (unaudited), respectively.

     MAJOR SUPPLIERS AND DEALERS AGREEMENTS - The Company purchases substantially all of its new vehicles and inventory from automakers at the prevailing prices charged by the automaker's ability or unwillingness to supply the dealership with an adequate supply of popular models. The Dealer Agreements generally limit the location of the dealership and retain automaker approval rights over changes in dealership management and ownership. The automaker is also entitled to terminate the agreement if the dealership is in material breach of the terms.

     INTERIM FINANCIAL STATEMENTS - The accompanying unaudited financial statements for the nine ended September 30, 1998 and 1997 have been prepared on substantially the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information set forth therein.

     CONCENTRATIONS OF CREDIT RISK - The Company grants credit to customers in the ordinary course of business. The Company performs ongoing credit evaluations of its customers, and credit losses, when realized, have been within the range of management's expectations. Concentration of credit risk with respect to trade receivables is limited due to the large number of customers comprising the Company's customer base. Receivables arising from vehicle sales are secured by related vehicles. Receivables arising from all other sales are unsecured open accounts. As discussed in Note 14, the Company is contingently liable for credit losses on certain customer contracts placed with financial institutions on a recourse basis.


                                                                             F-9
--------------------------------------------------------------------------------

                                                           CAMP AUTOMOTIVE, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTES 2 - RECEIVABLES


                                                                   September 30,
                                            December 31,   --------------------------
                                                1997           1998           1997
                                            -----------    -----------    -----------
                                                                    Unaudited
                                                           --------------------------
     Customers, including contracts
        in transit                          $ 1,860,716    $ 2,741,808    $ 3,039,858

     Factory claims, discounts
        and miscellaneous                       232,120        210,064        210,983
                                            -----------    -----------    -----------
                                              2,092,836      2,951,872      3,250,841

        Less allowance for doubtful
           accounts                              95,452         96,087         64,965
                                            -----------    -----------    -----------
                                            $ 1,997,384    $ 2,855,785    $ 3,185,876
                                            -----------    -----------    -----------
                                            -----------    -----------    -----------


NOTE 3 - INSTALLMENT NOTES RECEIVABLE

     In house financing of used vehicle contracts bear interest of 9% to 15% and the terms range from 6 to 72 months. All notes are collateralized by the vehicle being financed. Installment notes receivable are presented net of allowances for doubtful accounts of $300,000, $250,000 (unaudited), and $86,000 (unaudited) as of December 31, 1997, September 30, 1998, and September 30, 1997, respectively.

     Interest income and expense on in house financing are as follows:


                                                                 Nine months ended
                                             Year Ended             September 30,
                                            December 31,   --------------------------
                                                1997           1998           1997
                                            -----------    -----------    -----------
                                                                    Unaudited
                                                           --------------------------

     In house financing interest
        income                              $   447,997    $   361,035    $   309,182
                                            -----------    -----------    -----------
                                            -----------    -----------    -----------

     In house financing interest
        expense, net of bank sweep          $   279,657    $   197,723    $   195,326
                                            -----------    -----------    -----------
                                            -----------    -----------    -----------




                                                                            F-10
--------------------------------------------------------------------------------

                                                         CAMP AUTOMOTIVE, INC.
                                                 NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------
NOTE 4 - INVENTORIES

                                                                                 September 30,
                                               December 31,        -----------------------------------------
                                                   1997                  1998                   1997
                                            -------------------    ------------------    -------------------

                                                                                  Unaudited
                                                                   -----------------------------------------
     New vehicles (LIFO)                           $ 7,278,877           $ 4,381,232            $ 6,844,929
     Used vehicles and
         demonstrators                               6,559,753             3,204,489              5,152,171
     Parts and accessories (LIFO)                    2,743,862             2,677,289              2,710,678
     Work in process                                    50,264                90,240                 67,247
                                            -------------------    ------------------    -------------------

                                                  $ 16,632,756          $ 10,353,250           $ 14,775,025
                                            -------------------    ------------------    -------------------
                                            -------------------    ------------------    -------------------

         If LIFO inventories had been valued at current costs, they would have been greater as follows:

                                                                                 September 30,
                                               December 31,        -----------------------------------------
                                                   1997                  1998                   1997
                                            -------------------    ------------------    -------------------

                                                                                  Unaudited
                                                                   -----------------------------------------
     New vehicles                                  $ 4,550,671           $ 4,550,671            $ 4,368,003
     Parts and accessories                             766,666               766,666                809,471
                                            -------------------    ------------------    -------------------

                                                   $ 5,317,337           $ 5,317,337            $ 5,177,474
                                            -------------------    ------------------    -------------------
                                            -------------------    ------------------    -------------------


If current costs, calculated on a FIFO basis, had been used for inventory valuations instead of the LIFO method, cost of sales would have decreased and net income would have increased as follows:

                                                                               Nine months ended
                                                Year ended                        September 30,
                                               December 31,        -----------------------------------------
                                                   1997                  1998                   1997
                                            -------------------    ------------------    -------------------

                                                                                  Unaudited
                                                                   -----------------------------------------
     Cost of sales                                 $  (139,863)           $     -            $      -
                                            -------------------    ------------------    -------------------
                                            -------------------    ------------------    -------------------

                                                   $   139,863            $     -            $      -
     Net income
                                            -------------------    ------------------    -------------------
                                            -------------------    ------------------    -------------------

                                                                          F-11
------------------------------------------------------------------------------

                                                         CAMP AUTOMOTIVE, INC.
                                                 NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE 5 - NET INVESTMENT IN SALES-TYPE LEASES

                                                                                September 30,
                                               December 31,        -----------------------------------------
                                                   1997                  1998                   1997
                                            -------------------    ------------------    -------------------
                                                                                  Unaudited
                                                                   -----------------------------------------
     Minimum lease payments
         receivable                               $ 11,860,042          $ 12,292,088           $ 11,845,861
     Unearned income                                 1,884,731             1,995,665              1,835,320
                                            -------------------    ------------------    -------------------
                                                     9,975,311            10,296,423             10,010,541

     Current portion                                 2,959,610             2,799,644              3,196,663
                                            -------------------    ------------------    -------------------

                                                   $ 7,015,701           $ 7,496,779            $ 6,813,878
                                            -------------------    ------------------    -------------------
                                            -------------------    ------------------    -------------------

    Minimum lease payments are:


     Year ending December 31,
    ---------------------------
                 1998                              $ 3,808,352
                 1999                                3,123,784
                 2000                                2,826,229
                 2001                                1,946,393
                 2002                                  155,284
                                            -------------------
                                                  $ 11,860,042
                                            -------------------
                                            -------------------

NOTE 6 - PROPERTY AND EQUIPMENT

                                                                              September 30,
                                              December 31,         -----------------------------------------
                                                   1997                  1998                   1997
                                            -------------------    ------------------    -------------------
                                                                                  Unaudited
                                                                   -----------------------------------------
     Land                                         $    305,044           $   305,044            $   305,044
     Buildings and improvements                      3,011,811             2,803,368              3,016,536
     Service, parts and office
         equipment                                   2,617,913             2,728,018              2,693,553
     Rental and lease vehicles
         and equipment                               3,452,620             2,135,616              3,462,690
     Leasehold improvements                            432,013               724,293                433,128
                                            -------------------    ------------------    -------------------
                                                     9,819,401             8,696,339              9,910,951
     Accumulated depreciation                        4,600,487             4,227,707              4,536,986
                                            -------------------    ------------------    -------------------
                                                   $ 5,218,914           $ 4,468,632            $ 5,373,965
                                            -------------------    ------------------    -------------------
                                            -------------------    ------------------    -------------------

                                                                          F-12
------------------------------------------------------------------------------

                                                         CAMP AUTOMOTIVE, INC.
                                                 NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------
NOTE 7 - OTHER ASSETS

                                                                              September 30,
                                              December 31,         -----------------------------------------
                                                   1997                  1998                   1997
                                            -------------------    ------------------    -------------------
                                                                                  Unaudited
                                                                   -----------------------------------------
     Cash surrender value of
      stockholders' life insurance                   $ 659,238             $ 693,140              $ 583,481
     Investments                                        11,465                11,465                 11,465
     Covenant not-to-compete, net
      of accumulated amortization
      of $30,554, $36,055
      and $28,721                                       79,446                73,945                 81,279
                                            -------------------    ------------------    -------------------
                                                     $ 750,149             $ 778,550              $ 676,225
                                            -------------------    ------------------    -------------------
                                            -------------------    ------------------    -------------------


NOTE 8 - FLOORING NOTES PAYABLE

         The flooring notes payable bear interest at prime (8.50% at December 31, 1997), and are collateralized by substantially all of the inventory of new vehicles, demonstrators and driver-training units.

         In addition to the vehicle inventories pledged, the lender has a lien on all parts and accessories inventories and customer receivables resulting from sales of the above products.

NOTE 9 - SPECIAL FINANCE NOTES PAYABLE

         The Company has a $6,250,000 revolving line of credit. The line of credit is collateralized by land, buildings, inventory, lease vehicles and accounts receivable associated with the lease vehicles and in house contracts. This line of credit is attached to the Company's checking account and is reduced daily by any excess cash in the account. Interest is calculated daily at prime plus .75% (9.25% at December 31, 1997 and September 30, 1998 and 1997). Excess funds are swept to this operating line of credit on a daily basis. This agreement is reviewed annually.

                                                                          F-13
------------------------------------------------------------------------------

                                                           CAMP AUTOMOTIVE, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 10 - ACCRUED EXPENSES



                                                  December 31,           September 30,
                                                                 -------------------------
                                                     1997           1998           1997
                                                  ----------     ----------     ----------
                                                                           Unaudited
                                                                 -------------------------
          Managers' and officers' bonuses         $  277,480     $  198,182     $  185,489
          Vacation, commissions and
               salaries and wages                    107,361        287,582        247,990
          Interest                                    77,167         39,558         11,506
          Pension plan contribution                   70,080         67,322         74,656
          Other                                      175,006        311,669        369,039
                                                  ----------     ----------     ----------
                                                  $  707,094     $  904,313     $  888,680
                                                  ----------     ----------     ----------
                                                  ----------     ----------     ----------


NOTE 11 - RELATED PARTY TRANSACTIONS

     NOTES RECEIVABLE FROM STOCKHOLDERS AND AFFILIATES - Stockholders and a company affiliated through common ownership owed the Company $56,977 at December 31, 1997. No amounts were owed at September 30, 1998 or 1997. The amounts are unsecured.

     NOTES PAYABLE TO STOCKHOLDERS AND AFFILIATES -



                                                  December 31,          September 30,
                                                                 -------------------------
                                                     1997           1998           1997
                                                  ----------     ----------     ----------
                                                                           Unaudited
                                                                 -------------------------
          Stockholder notes payable,
               interest of prime less .50%
               (8.00% at December 31, 1997)
               unsecured, due upon demand,
               interest only, paid quarterly.     $  675,103     $  479,359     $  593,097

          Note payable to a company
               affiliated through common
               ownership, interest at prime
               less .50% (8.00% at December
               31, 1997), unsecured, due
               upon demand, interest accrued
               quarterly.                            166,053            -          162,798
                                                  ----------     ----------     ----------
                                                  $  841,156     $  479,359     $  755,895
                                                  ----------     ----------     ----------
                                                  ----------     ----------     ----------


                                                                            F-14
--------------------------------------------------------------------------------

                                                           CAMP AUTOMOTIVE, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 11 - RELATED PARTY TRANSACTIONS (CONTINUED)

     Interest paid under notes due to the stockholders amounted to $172,670 for the year ended December 31, 1997 and $145,906 (unaudited) and $134,830 (unaudited) for the nine months ended September 30, 1998 and 1997, respectively.

     OTHER TRANSACTIONS - The Company sells various insurance products to its customers. During the year ended December 31, 1997 and the nine month periods ended September 30, 1998 and 1997, $52,172, $20,463 (unaudited) and $40,415 (unaudited), respectively, of the insurance premiums paid by the Company to an unrelated insurance carrier were distributed to a Company owned 100% by a stockholder for reinsurance participation.

     The Company provides general and administrative services, leases facilities and equipment, and sells and services vehicles of another company affiliated through common ownership. General and administrative services have been provided to the affiliate at no cost in 1998 and 1997. Lease income of $11,736, $7,824 (unaudited) and $8,802 (unaudited) was recorded during the year ended December 31, 1997 and the nine months ended September 30, 1998 and 1997, respectively. Vehicle sales to the affiliated company of $675,625, $615,811 (unaudited) and $529,981 (unaudited) were recorded during the year ended December 31, 1997 and the nine months ended September 30, 1998 and 1997. Vehicle purchases of $1,159,310, $267,369
     (unaudited) and $862,973 (unaudited) from the affiliate were recorded during the year ended December 31, 1997 and the nine month periods ended September 30, 1998 and 1997, respectively.

NOTE 12 - LONG-TERM DEBT



                                                  December 31,          September 30,
                                                                 -------------------------
                                                     1997           1998           1997
                                                  ----------     ----------     ----------
                                                                           Unaudited
                                                                 -------------------------
          Notes payable to banks, interest
               7.25% to 8.75%, leased
               vehicles pledged as collateral,
               variable maturities through
               1999.                            $  8,268,636   $  8,336,845   $  7,390,351

          Real estate mortgage payable,
               interest charged at T-Bill
               index rate plus 3% (8.37%
               at December 31, 1997),
               payable in monthly
               installments of $29,893,
               including interest,
               collateralized by building,
               matures October 1998.                 208,615            -          298,000
                                                  ----------     ----------     ----------
               Subtotal                            8,477,251      8,336,845      7,688,351
                                                  ----------     ----------     ----------
                                                  ----------     ----------     ----------


                                                                            F-15
--------------------------------------------------------------------------------

                                                           CAMP AUTOMOTIVE, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 12 - LONG-TERM DEBT (CONTINUED)

                                               December 31,                     September 30,
                                                                  -----------------------------------------
                                                   1997                  1998                   1997
                                             -------------------  ------------------    -------------------
                                                                                  Unaudited
                                                                  -----------------------------------------
        Sub-total brought forward                 $  8,477,251          $  8,336,845           $  7,688,351

     Note payable for covenant
        not-to-compete, payable in
        monthly installments of
        $3,138, including interest at
        10.25%, guaranteed by a
        stockholder of the Company,
        matures June 1999.                              49,458                27,071                 60,093

     Notes payable to former stock-
        holder, interest at 6.00%,
        unsecured, due upon demand,
        interest only paid quarterly.                1,495,262               620,641              1,588,762

     Note payable, interest of prime
        less .50% (8.00% at December
        31, 1997), unsecured, due
        upon demand, interest only
        paid quarterly.                                235,297                   -                  235,162
                                             -------------------    ------------------    -------------------

                                                    10,257,268             8,984,557              9,572,368

        Current portion                              3,091,087             2,302,957              2,999,904
                                             -------------------    ------------------    -------------------

                                                  $  7,166,181          $  6,681,600           $  6,572,464
                                             -------------------    ------------------    -------------------
                                             -------------------    ------------------    -------------------


   Long-term debt matures as follows:


      Year ending December 31,
      ------------------------
               1998                                                      $ 3,091,087
               1999                                                        4,099,911
               2000                                                        2,025,389
               2001                                                          949,091
               2002                                                           86,803
               Thereafter                                                      4,987
                                                                   ------------------

                                                                        $ 10,257,268
                                                                   ------------------
                                                                   ------------------


                                                                            F-16
--------------------------------------------------------------------------------

                                                           CAMP AUTOMOTIVE, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 13 - COMMITMENTS

     The Company maintains several real estate leases including leases with an individual stockholder and a partnership comprised of various stockholders and directors of the Company. Long term operating leases with those related parties call for aggregate annual lease payments of $16,950, through June 30, 1999. Leases on a month-to-month basis require payments of $97,848 annually.

NOTE 14 - CONTINGENT LIABILITIES

     RECOURSE FINANCING - At December 31, 1997, September 30, 1998 and 1997, the Company was contingently liable as the endorser of vehicle contracts held by financial institutions for amounts of approximately $4,600,000 and $4,162,000 and $5,200,000, respectively. The Company has established repossession reserves of $150,000, $150,000 and $200,000 as of December
     31, 1997, September 30, 1998 and 1997, respectively, to offset future repossession losses.

     GUARANTEES - The Company is a guarantor on a revolving line of credit for a company affiliated through common ownership. The revolving line of credit has a maximum not to exceed $6,000,000 at December 31, 1997 and September 30, 1997, and $6,500,000 at September 30, 1998. The outstanding balance at December 31, 1997, September 30, 1998 and 1997 was $4,685,448, $5,649,268
     and $4,751,484, respectively. The Company is a guarantor on the affiliated company's term loan which has a balance of $451,718, $0 and $25,523 at December 31, 1997, September 30, 1998 and 1997, respectively. The Company also guarantees several lease agreements, a concession agreement and a licensee's agreement for the affiliate. Future minimum payments under these agreements are approximately $930,000 at December 31, 1997.

     The Company is also guarantor of a bank note of a partnership comprised of stockholders of the Company. The balance of this note at December 31, 1997, September 30, 1998 and 1997 was $306,000, $277,000 and $316,000,
     respectively.


                                                                            F-17
--------------------------------------------------------------------------------

                                                           CAMP AUTOMOTIVE, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 15 - ACCOUNTING CHANGE

     Prior to 1997, the Company had incorrectly accounted for certain vehicle sales contracts as operating leases. The Company's financial statements as of and for the year ended December 31, 1997 have been restated to reflect the leases as sales-type leases. The effect of the restatement is as follows:


                                                              As previously
                                                                  stated              As restated
                                                            ------------------    -------------------
          Balance sheet as of December 31, 1997
             Net investment in sales-type leases              $        -             $  9,975,311
                                                            ------------------    -------------------
                                                            ------------------    -------------------

              Retained earnings                               $  9,063,370           $ 10,044,981
                                                            ------------------    -------------------
                                                            ------------------    -------------------

          Statement of income for 1997

              Net income                                      $  2,011,752           $  2,147,031
                                                            ------------------    -------------------
                                                            ------------------    -------------------


NOTE 16 - EMPLOYEE RETIREMENT PLAN

     The Company is a participant in the National Automobile Dealers' Association Retirement Trust Pension Plan, a defined contribution retirement plan. Contributions are made by the Company in amounts ranging from 2% to 4% of the eligible employees' compensation. Each eligible employee may contribute up to an additional 18% of his/her earnings to the plan. The Company's contributions to the plan were $225,204 for the year ended December 31, 1997 and $159,998 (unaudited) and $152,235 (unaudited) for the nine months ended September 30, 1998 and 1997, respectively.

NOTE 17 - SUBSEQUENT EVENT

     On October 15, 1998 all of the Company's stock was purchased by Lithia Motors, Inc., a publicly traded company.

     Effective on the same date, the Company's election under Subchapter S of the Internal Revenue Code was terminated.


                                                                            F-18
--------------------------------------------------------------------------------

                                                        SUPPLEMENTAL INFORMATION
--------------------------------------------------------------------------------

                                                           CAMP AUTOMOTIVE, INC.
                       SCHEDULES OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
--------------------------------------------------------------------------------


                                                                Year ended                    Nine months ended
                                                               December 31,                     September 30,
                                                                                   -----------------------------------------
                                                                   1997                  1998                   1997
                                                            -------------------    ------------------    -------------------

                                                                                                  Unaudited
                                                                                   -----------------------------------------
Other salaries and wages                                          $  2,925,325          $  2,122,813           $  2,188,520
Supervisors' salaries and bonuses                                    1,731,032             1,213,426              1,290,849
Salesmen salaries and commissions                                    1,699,824             1,167,966              1,239,318
Employee benefits and payroll taxes                                  1,326,395             1,012,468              1,021,056
Advertising                                                            697,030               571,348                516,747
Taxes and licenses, excluding payroll                                  486,593               363,477                413,331
Professional and outside services                                      457,880               330,642                336,198
Other                                                                  431,588               392,634                299,970
Policy and warranty adjustments                                        367,369               225,541                268,944
Supplies                                                               312,134               177,201                228,562
Depreciation and amortization                                          269,911               170,698                194,906
Company car and used vehicle maintenance                               235,820               169,261                161,493
Rent                                                                   227,834               229,446                169,190
Telephone                                                              159,880               115,246                115,516
Utilities                                                              134,823               113,770                102,872
Insurance                                                              119,443                87,346                121,171
Building and equipment repairs                                         110,866                65,381                 78,794
Uncollectible accounts                                                 108,200                77,683                 26,414
Delivery expenses of new vehicles                                       95,166                64,523                 67,624
Data processing                                                         70,614                47,653                 50,018
Training                                                                64,818                37,761                 48,009
Travel and entertainment                                                32,245                18,216                 18,788
Lease sales department expense                                          20,937                46,907                 14,654
                                                            -------------------    ------------------    -------------------

                                                                 $  12,085,727          $  8,821,407           $  8,972,944
                                                            -------------------    ------------------    -------------------
                                                            -------------------    ------------------    -------------------



                                                                            F-19
--------------------------------------------------------------------------------

                      LITHIA MOTORS, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               September 30, 1998
                                 (in thousands)


                                                                                                                Lithia Motors,
                                                     Lithia Motors,         Camp                                     Inc.
                                                          Inc.           Automotive       Adjustments             Pro Forma
                                                     --------------    --------------    --------------         --------------
ASSETS
Current Assets:
    Cash and cash equivalents                       $       17,655    $        1,582    $       (4,000) (a)    $       15,237
    Trade receivables                                       14,468             2,856                 -                 17,324
    Notes receivable, current portion                          704                 -                 -                    704
    Sales type lease receivable, current portion                 -             2,800                                    2,800
    Inventories, net                                       117,093            15,270                 -                132,363
    Vehicles leased to others, current portion                 705                 -                 -                    705
    Prepaid expenses and other                                 776                80                 -                    856
    Deferred income taxes                                    2,062                 -                 -                  2,062
                                                     --------------    --------------    --------------         --------------
        Total Current Assets                               153,463            22,588            (4,000)               172,051

Property and Equipment, net of accumulated
  depreciation                                              29,203             3,330                 -                 32,533
Vehicles Leased to Others, less current portion              5,057                 -                 -                  5,057
Sales type lease receivable, less current portion                -             9,183                                    9,183
Notes Receivable, less current portion                         351               221                 -                    572
Goodwill, net of accumulated amortization                   35,531             2,590                                   38,121
Other Non-Current Assets                                     1,279               727                 -                  2,006
                                                     --------------    --------------    --------------         --------------
        Total Assets                                $      224,884    $       38,639    $       (4,000)        $      259,523
                                                     --------------    --------------    --------------         --------------
                                                     --------------    --------------    --------------         --------------


LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
    Flooring notes payable                          $       88,185    $        8,574    $                      $       96,759
    Current maturities of long-term debt                     2,973             2,840                 -                  5,813
    Current portion of capital leases                          105                 -                                      105
    Trade payables                                           4,952             1,915                 -                  6,867
    Accrued liabilities                                     11,395             1,489                 -                 12,884
                                                     --------------    --------------    --------------         --------------
        Total Current Liabilities                          107,610            14,818                 -                122,428

Long-Term Debt, less current maturities                     20,773             8,612             7,033 (b)             36,418
Long-Term Capital Lease Obligation, less current                                                                            -
  portion                                                    2,236                 -                                    2,236
Deferred Revenue                                             1,984             1,979                 -                  3,963
Other Long-Term Liabilities                                  1,328               150                 -                  1,478
Deferred Income Taxes                                        3,044             2,047                                    5,091
                                                     --------------    --------------    --------------         --------------
        Total Liabilities                                  136,975            27,606             7,033                171,614
                                                     --------------    --------------    --------------         --------------

Shareholders' Equity
    Preferred stock - no par value; authorized
      15,000 shares; issued and outstanding; none                -                 -                 -                      -
    Class A common stock - no par value;
      authorized 100,000 shares; issued and
      outstanding 6,082                                     70,633                 -                 -                 70,633
    Class B common stock
      authorized 25,000 shares; issued and
      outstanding 4,110                                        511                 -                 -                    511
    Additional paid-in-capital                                 175                                                        175
    Retained earnings                                       16,590                 -                                   16,590
                                                     --------------    --------------    --------------         --------------
       Total Shareholders' Equity                           87,909                 -                 -                 87,909
                                                     --------------    --------------    --------------         --------------
       Total Liabilities and Shareholders' Equity   $      224,884    $       27,606    $        7,033         $      259,523
                                                     --------------    --------------    --------------         --------------
                                                     --------------    --------------    --------------         --------------

                      LITHIA MOTORS, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1997
                    (In thousands, except per share amounts)

                                                                                              Lithia Motors,
                                      Lithia Motors,        Camp                                   Inc.
                                           Inc.          Automotive      Adjustments            Pro Forma
                                      --------------   --------------   --------------        --------------
Sales:
   Vehicles                          $      274,393   $       87,812   $            -        $      362,205
   Service, body, parts and other            45,402            1,233                -                46,635
                                      --------------   --------------   --------------        --------------
        Net Sales                           319,795           89,045                -               408,840
Cost of sales
   Vehicles                                 245,812           74,794                                320,606
   Service, body, parts and other            20,551                -                -                20,551
                                      --------------   --------------   --------------        --------------
        Cost of Sales                       266,363           74,794                -               341,157
                                      --------------   --------------   --------------        --------------
        Gross profit                         53,432           14,251                -                67,683
Selling, general and administrative          40,625           12,086                -                52,711
Depreciation and amortization                 1,169                -               65 (c)             1,234
                                      --------------   --------------   --------------        --------------
        Operating income                     11,638            2,165              (65)               13,738
Other income (expense)
    Equity in income of affiliate               102                -                -                   102
    Interest income                             138                2                -                   140
    Interest expense                         (3,004)            (765)            (532) (d)           (4,301)
    Other, net                                  623              745                -                 1,368
                                      --------------   --------------   --------------        --------------
                                             (2,141)             (18)            (532)               (2,691)
                                      --------------   --------------   --------------        --------------
Income before income taxes                    9,497            2,147             (597)               11,047
Income tax expense                            3,538                -             (213) (e)            3,325
                                      --------------   --------------   --------------        --------------
Net income                           $        5,959   $        2,147   $         (384)       $        7,722
                                      --------------   --------------   --------------        --------------
                                      --------------   --------------   --------------        --------------

Basic net income per share           $        0.85    $            -   $            -        $         1.11
                                      --------------   --------------   --------------        --------------
                                      --------------   --------------   --------------        --------------

Diluted net income per share         $        0.82    $            -   $            -        $         1.06
                                      --------------   --------------   --------------        --------------
                                      --------------   --------------   --------------        --------------

                      LITHIA MOTORS, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  For the Nine Months Ended September 30, 1998
                    (In thousands, except per share amounts)


                                                                                                Lithia Motors,
                                       Lithia Motors,        Camp                                    Inc.
                                            Inc.          Automotive       Adjustments            Pro Forma
                                       --------------   --------------    --------------        --------------
Sales:
   Vehicles                           $      442,409   $        74,670   $            -        $      517,079
   Service, body, parts and other             73,245               741                -                73,986
                                       --------------   ---------------   --------------        --------------
        Net Sales                            515,654            75,411                -               591,065
Cost of sales
   Vehicles                                  400,938            64,967                                465,905
   Service, body, parts and other             33,625                 -                -                33,625
                                       --------------   ---------------   --------------        --------------
        Cost of Sales                        434,563            64,967                -               499,530
                                       --------------   ---------------   --------------        --------------
        Gross profit                          81,091            10,444                -                91,535
Selling, general and administrative           61,352             8,821                -                70,173
Depreciation and amortization                  1,742                 -               49 (c)             1,791
                                       --------------   ---------------   --------------        --------------
        Operating income                      17,997             1,623              (49)               19,571
Other income (expense)
    Equity in income of affiliate                 35                 -                -                    35
    Interest income                              115                 -                -                   115
    Interest expense                          (7,099)             (575)            (399) (d)           (8,073)
    Other, net                                 1,013               569                -                 1,582
                                       --------------   ---------------   --------------        --------------
                                              (5,936)               (6)            (399)               (6,341)
                                       --------------   ---------------   --------------        --------------
Income before income taxes                    12,061             1,617             (448)               13,230
Income tax expense                             4,661                 -             (160) (e)            4,501
                                       --------------   ---------------   --------------        --------------
Net income                            $        7,400   $         1,617   $         (288)       $        8,729
                                       --------------   ---------------   --------------        --------------
                                       --------------   ---------------   --------------        --------------

Basic net income per share            $         0.84   $             -   $            -        $         0.99
                                       --------------   ---------------   --------------        --------------
                                       --------------   ---------------   --------------        --------------

Diluted net income per share          $         0.81   $             -   $            -        $         0.96
                                       --------------   ---------------   --------------        --------------
                                       --------------   ---------------   --------------        --------------

                      Lithia Motors, Inc. and Subsidiaries
            Footnotes to Pro Forma Consolidated Financial Statements
                                  (Unaudited)
                                 (in thousands)

1.   BASIS OF PRESENTATION

The accompanying unaudited pro forma financial statements have been prepared to present the effect of the acquisition by the Company of Camp Automotive. The pro forma financial statements have been prepared based upon the historical financial statements of the Company and Camp Automotive as if the acquisition had occurred at September 30, 1998 and at the beginning of the respective periods.

The Pro Forma Consolidated Balance Sheet was prepared using only those assets and liabilities of Camp Automotive that were purchased by the Company.

The Pro Forma Consolidated Statements of Operations may not be indicative of the results of operations that actually would have occurred if the transactions had been in effect as of the beginning of the respective periods nor do they purport to indicate the results of future operations of the Company. The pro forma financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's 1997 Annual Report on Form 10-K and the audited financial statements and notes thereto for Camp Automotive included elsewhere in this report of Form 8-K/A-1. Management believes that all adjustments necessary to present fairly such pro forma financial statements have been made based on the terms and structure of the transaction.

2.   PRO FORMA ADJUSTMENTS

(a)  To record cash paid for Camp Automotive.

(b) To record $3.033 million note payable to sellers of Camp Automotive and $4.0 million drawn on the Company's lease revolver line of credit.

(c)  To record amortization of additional goodwill over a 40 year period.

(d) To record interest expense related to note payable to seller of Camp Automotive at 7 percent and to record additional interest on the Company's revolver line of credit at 8 percent.

(e)  To record additional tax benefit related to increased interest expense.